Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Dori White, Investor Relations
631-773-5819
dori.white@falconstor.com

FalconStor Software Announces Third Quarter 2016 Results

MELVILLE, N.Y., November 2, 2016 — FalconStor Software®, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its third quarter ended September 30, 2016.

"We continue to see our flagship FreeStor® platform adding new customer adoptions, existing customer conversions, additional industry award recognition and a new release to support the increasingly expanding footprint of the cloud" said Gary Quinn, President and CEO. "While we are pleased with the performance of FreeStor over the last fifteen months of availability, we have found difficulty in out pacing the decline of our legacy point solution business as customers transform their infrastructures. We will continue to optimize our cost structures to match our run-rate outlook of bookings, billings and total revenue."

Business Highlights:

•
The Company added 11 new customers or conversion customers from the install base utilizing the FreeStor subscription model during Q3 2016, including Fujitsu FIP Corporation and I-Net Corp., in Japan and 9 new customers in EMEA. We added 57 new customers or conversion customers from the install base utilizing the FreeStor technology perpetual licenses during Q3 2016. We now have over 300 customers using our FreeStor platform, not including the customers of our MSP and OEM partners.

•	The Company year-to-date 2016 achieved 128% of its total FY 2015 FreeStor platform bookings results.

◦	FreeStor MSP subscription business increased over 400% in the first nine months of 2016 as compared with total FY 2015 bookings results.

◦	FreeStor Enterprise subscription business increased over 600% in the first nine months of 2016 as compared with total FY 2015 bookings results.

◦	FreeStor technology perpetual license business achieved over 70% of the total FY 2015 bookings results in the first nine months of 2016.

◦	FreeStor technology OEMs achieved their first year annual commitments and achieved over 100% of the total FY 2015 bookings results in the first nine months of 2016.

•	Customers who purchased FreeStor or the FreeStor Technology during the first nine months of 2015 expanded their storage capacity by a total of 32% during 2016.

◦	Customers who purchased the FreeStor subscription model during the first nine months of 2015 expanded their storage capacity by 44% during 2016.

◦	Enterprise customers who purchased the FreeStor technology during the first nine months of 2015 expanded their storage capacity by 17% during 2016.

◦	OEM customers who purchased the FreeStor technology during the first nine months of 2015 expanded their storage capacity by 55% during 2016.

•
During October 2016, the Company delivered the latest enhancements to its FreeStor platform which included new primary instance only pricing, public cloud connectors (AWS, Azure, Oracle Cloud, Aliyun, Huawei), enhanced Core-to-Edge Analytics, Unified Client Management, improved secure multi-tenancy, external security (A.D. and LDAP), and numerous performance optimizations.

•
During the quarter ended September 30, 2016, the FreeStor Cinder Driver for OpenStack was approved and is now included in the OpenStack Newton distribution as well as the RedHat OpenStack 8 distribution.

•	During October 2016, FreeStor achieved VMWare Metro Storage Cluster Certification.

•
During October 2016, FreeStor won product-of-the-year from the CloudHosting Awards. Since its release, FreeStor has won 11 software-defined storage (SDS) product-of-the-year awards at various leading industry publications, including three publications servicing the Asia markets and six publications servicing the European marketplace and two publications in the Americas.

Financial Highlights:

•	Total revenue for the third quarter of 2016 was $7.3 million, compared with $8.1 million in the second quarter of 2016 and compared with $9.7 million in the third quarter of 2015.

•	Total bookings for the third quarter of 2016 were $5.5 million, compared with $8.8 million in the second quarter of 2016 and compared with $8.8 million in the third quarter of 2015.

•	In the third quarter of 2016 approximately 84% of our total bookings were ratable as compared with 75% in the third quarter of 2015.

•	In the third quarter of 2016 approximately 65% of our total product bookings were ratable compared with 45% in the third quarter of 2015.

•	The Company closed the quarter with $6.1 million of cash, cash equivalents and marketable securities, compared with $13.4 million at December 31, 2015.

•
Non-GAAP expenses decreased 15%, compared with the second quarter of 2016 and decreased 25% when compared with the third quarter of 2015. Non-GAAP expenses totaled $8.9 million in the third quarter of 2016, compared with non-GAAP expenses of $10.5 million in the second quarter of 2016 and non-GAAP expenses of $11.8 million in the third quarter of 2015.

•	Non-GAAP gross margins were 72% in both the second and third quarter of 2016, compared with non-GAAP gross margins of 75% in the third quarter of 2015.

Financials

Total revenue for the three months ended September 30, 2016 was $7.3 million, compared with $9.7 million in the same period a year ago. Cost of revenue was $2.1 million for the three months ended September 30, 2016, compared with $2.4 million in the same period a year ago. Operating expenses were $7.1 million for the three months ended September 30, 2016, compared with $9.7 million in the same period a year ago. GAAP loss from operations for the three months ended September 30, 2016 was $1.8 million, compared with $2.5 million in the same period a year ago. Included in operating results for the three months ended September 30, 2016 and 2015 were $0.3 million and $0.4 million of share-based compensation expense, respectively. GAAP net loss for the three months ended September 30, 2016 was $2.0 million, compared with $2.6 million for the same period a year ago. Included in net loss for both the three months ended September 30, 2016 and 2015 was an income tax provision of $0.1 million. GAAP net loss attributable to common stockholders for the three months ended September 30, 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $2.3 million, or $0.05 per diluted share, compared with $2.9 million, or $0.07 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $1.5 million for the three months ended September 30, 2016, compared with $2.1 million for the same period a year ago. Non-GAAP net loss was $1.7 million, or $0.04 per diluted share, for the three months ended September 30, 2016, compared with $2.2 million, or $0.05 per diluted share, for the three months ended September 30, 2015. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the nine months ended September 30, 2016 was $22.8 million, compared with $39.2 million in the same period a year ago. Included in total revenue for the nine months ended September 30, 2015 was $11.3 million of revenue from a joint-development agreement. Cost of revenue was $6.4 million for the nine months ended September 30, 2016, compared with $7.5 million in the same period a year ago. Operating expenses were $26.1 million for the nine months ended September 30, 2016, compared with $30.9 million in the same period a year ago. GAAP loss from operations for the nine months ended September 30, 2016 was $9.7 million, compared with income from operations of $0.8 million in the same period a year ago. Included in operating results for the nine months ended September 30, 2016 and 2015 were; (i) $2.4 million and $1.2 million of share-based compensation expense, respectively; and (ii) $0.2 million of restructuring costs in both periods. GAAP net loss for the nine months ended September 30, 2016 was $9.8 million, compared with net income of less than $0.1 million for the same period a year ago. Included in net loss for both the nine months ended September 30, 2016 and 2015 was an income tax provision of $0.4 million. GAAP net loss attributable to common stockholders for the nine months ended September 30, 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $10.9 million, or $0.25 per diluted share, compared with $1.0 million, or $0.02 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $7.1 million for the nine months ended September 30, 2016, compared with income from operations of $2.1 million for the same period a year ago. Non-GAAP net loss was $7.2 million, or $0.17 per diluted share, for the nine months ended September 30, 2016, compared with net income of $1.4 million, or $0.03 per diluted share, for the nine months ended September 30, 2015.

The Company closed the quarter with $6.1 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the nine months ended September 30, 2016 was $7.1 million, compared with cash flow used in operations of $4.0 million during the same period in 2015. Deferred revenue at September 30, 2016 was $23.5 million, compared with $25.7 million at December 31, 2015.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, November 2, 2016 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-219-1217

International: +1-913-312-1448

Conference ID: 7335610

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=rde6e605784f7caa3afa3d8498af14e11

Meeting: FalconStor Q3 2016 Earnings

Meeting Password: Q3numbers16

Meeting Number: 799 231 953

If you are unable to register via the Internet, please contact Dori White, Investor Relations at 631-773-5819 or dori.white@falconstor.com

A conference call replay will be available beginning November 2, 2016 at 7:30 p.m. EDT through 7:30 p.m. EDT on November 9th. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 7335610.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software®, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,643,610	$6,013,382
Marketable securities	500,040	7,420,042
Accounts receivable, net	3,253,257	6,635,262
Prepaid expenses and other current assets	1,357,254	1,742,668
Inventory	6,181	70,534
Deferred tax assets, net	533,589	205,816
Total current assets	11,293,931	22,087,704
Property and equipment, net	1,129,565	1,565,932
Deferred tax assets, net	128,990	110,060
Software development costs, net	636,799	1,116,816
Other assets, net	1,037,763	1,139,377
Goodwill	4,150,339	4,150,339
Other intangible assets, net	227,883	256,137
Total assets	$18,605,270	$30,426,365
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$716,709	$1,005,944
Accrued expenses	5,069,086	6,783,514
Deferred tax liabilities, net	89,662	89,343
Deferred revenue, net	14,589,751	16,553,519
Total current liabilities	20,465,208	24,432,320
Other long-term liabilities	1,008,067	735,089
Deferred tax liabilities, net	46,938	27,069
Deferred revenue, net	8,887,015	9,122,289
Total liabilities	30,407,228	34,316,767
Commitments and contingencies
Series A redeemable convertible preferred stock	8,331,823	7,818,554
Total stockholders' deficit	(20,133,781)	(11,708,956)
Total liabilities and stockholders' deficit	$18,605,270	$30,426,365

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Product revenue	$2,245,544	$3,756,579	$7,465,996	$21,377,450
Support and services revenue	5,081,266	5,926,647	15,361,096	17,798,241
Total revenue	7,326,810	9,683,226	22,827,092	39,175,691
Cost of revenue:
Product	145,986	510,861	710,233	1,619,142
Support and service	1,914,383	1,915,090	5,675,728	5,875,837
Total cost of revenue	2,060,369	2,425,951	6,385,961	7,494,979
Gross profit	$5,266,441	$7,257,275	$16,441,131	$31,680,712
Operating expenses:
Research and development costs	2,514,822	3,454,128	9,475,678	9,727,727
Selling and marketing	2,991,901	4,128,814	11,385,051	13,805,689
General and administrative	1,561,335	2,132,665	5,100,739	7,209,499
Investigation, litigation, and settlement related costs	—	—	—	8,842
Restructuring costs	—	15,024	177,389	172,995
Total operating expenses	7,068,058	9,730,631	26,138,857	30,924,752
Operating (loss) income	(1,801,617)	(2,473,356)	(9,697,726)	755,960
Interest and other (loss) income, net	(90,037)	25,697	265,397	(339,968)
(Loss) income before income taxes	(1,891,654)	(2,447,659)	(9,432,329)	415,992
Provision for income taxes	84,519	134,280	375,338	403,736
Net (loss) income	$(1,976,173)	$(2,581,939)	$(9,807,667)	$12,256
Less: Accrual of Series A redeemable convertible preferred stock dividends	194,012	190,786	581,986	568,476
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	178,619	149,969	513,269	430,943
Net loss attributable to common stockholders	$(2,348,804)	$(2,922,694)	$(10,902,922)	$(987,163)
Basic net loss per share attributable to common stockholders	$(0.05)	$(0.07)	$(0.25)	$(0.02)
Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.07)	$(0.25)	$(0.02)
Weighted average basic shares outstanding	43,488,448	41,113,431	42,847,038	41,004,976
Weighted average diluted shares outstanding	43,488,448	41,113,431	42,847,038	41,004,976

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP (loss) income from operations	$(1,801,617)	$(2,473,356)	$(9,697,726)	$755,960
Non-cash stock option expense (1)	274,206	372,173	2,392,162	1,172,947
Legal related costs (3)	—	—	—	8,842
Restructuring costs (4)	—	15,024	177,389	172,995
Non-GAAP (loss) income from operations	$(1,527,411)	$(2,086,159)	$(7,128,175)	$2,110,744

GAAP net (loss) income attributable to common stockholders	$(2,348,804)	$(2,922,694)	$(10,902,922)	$(987,163)
Non-cash stock option expense, net of income taxes (2)	274,206	372,173	2,392,162	1,172,947
Legal related costs (3)	—	—	—	8,842
Restructuring costs (4)	—	15,024	177,389	172,995
Effects of Series A redeemable convertible preferred stock (5)	372,631	340,755	1,095,255	999,419
Non-GAAP net (loss) income	$(1,701,967)	$(2,194,742)	$(7,238,116)	$1,367,040

GAAP gross margin	72%	75%	72%	81%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	72%	75%	72%	81%

GAAP gross margin - Product	93%	86%	90%	92%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	93%	86%	90%	92%

GAAP gross margin - Support and Service	62%	68%	63%	67%
Non-cash stock option expense (1)	0%	0%	1%	0%
Non-GAAP gross margin - Support and Service	63%	68%	64%	67%

GAAP operating margin	(25%)	(26%)	(42%)	2%
Non-cash stock option expense (1)	4%	4%	10%	3%
Legal related costs (3)	0%	0%	0%	0%
Restructuring costs (4)	0%	0%	1%	0%
Non-GAAP operating margin	(21%)	(22%)	(31%)	5%

GAAP Basic EPS	$(0.05)	$(0.07)	$(0.25)	$(0.02)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.06	0.03
Legal related costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.03	0.02
Non-GAAP Basic EPS	$(0.04)	$(0.05)	$(0.17)	$0.03

GAAP Diluted EPS	$(0.05)	$(0.07)	$(0.25)	$(0.02)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.06	0.03
Legal related costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.03	0.02
Non-GAAP Diluted EPS	$(0.04)	$(0.05)	$(0.17)	$0.03

Weighted average basic shares outstanding (GAAP and as adjusted)	43,488,448	41,113,431	42,847,038	41,004,976
Weighted average diluted shares outstanding (GAAP)	43,488,448	41,113,431	42,847,038	41,004,976
Weighted average diluted shares outstanding (as adjusted)	43,488,448	41,113,431	42,847,038	42,637,654

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue - Product	$—	$—	$—	$—
Cost of revenue - Support and Service	16,684	26,653	85,521	80,357
Research and development costs	80,310	57,478	1,652,107	228,993
Selling and marketing	88,907	73,575	231,979	225,155
General and administrative	88,305	214,467	422,555	638,442
Total non-cash stock based compensation expense	$274,206	$372,173	$2,392,162	$1,172,947

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2016 and 2015, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the nine months ended September 30, 2016, was $1.5 million, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.